As filed with the Securities and Exchange Commission on September 24, 1997
                                          Registration No. 333-___________


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     _______________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                     _______________________

                      STRATEGIA CORPORATION
      (Exact name of registrant as specified in its charter)

                             Kentucky
                 (State or other jurisdiction of
                  incorporation or organization)

                            61-1064606
               (I.R.S. Employer Identification No.)

             10301 Linn Station Road, P. O. Box 37144
                 Louisville, Kentucky 40233-7144
                          (502) 426-3434
             (Address of principal executive offices)

                      1988 Stock Option Plan
                    (Full title of the plans)
                     _______________________


           Richard W. Smith                             Copy to:
        10301 Linn Station Road                    Alan K. MacDonald
           P. O. Box 37144                     Brown, Todd & Heyburn PLLC
    Louisville, Kentucky 40233-7144              3200 Providian Center
           (502) 426-3434                    Louisville, Kentucky 40202-3363
(Name and address of agent for service)               (502) 589-5400


                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
     Title of      Amount to be      Proposed       Proposed      Amount of
    securities      registered       maximum        maximum       registration
      to be                          offering       aggregate     fee(1)
    registered                       price per      offering
                                     share(1)       price(1)

Common Stock, no     466,681          $14.00       $6,533,534      $1,980.00
par value            shares(2)
_______________________________________________________________________________
     (1) Estimated and calculated pursuant to Rule 457(c) and
(h)(l), solely for the basis of calculating the registration fee, based on the average of the high and low prices for the Common
Stock as of September 19, 1997.

     (2) Plus such indeterminate number of additional shares of Common Stock as may be issuable to avoid dilution upon the occurrence of certain events specified in the plans.

                                PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, filed by Strategia Corporation (the
"Company") with the Commission under the Securities Exchange Act of 1934 are incorporated in this Prospectus by reference:

     (a)  Annual Report on Form 10-KSB for the fiscal year ended
December 31, 1996, as amended by Form 10-KSB/A filed April 30,
1997;

     (b) Quarterly Reports on Form 10-QSB for the quarters ended
March 31 and June 30, 1997; and

     (c) The description of the Company's Common Stock contained in Form 8-A12B filed July 24, 1997, registering the Corporation's common stock under Section 12(b) of the Exchange Act.

     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Registration Statement shall be deemed to be incorporated by reference into and made a part of this Registration Statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in a document subsequently filed, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     The class of securities offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     None.

Item 6.   Indemnification of Directors and Officers.

     The Company's bylaws require the Company to indemnify its directors, officers, employees, and agents to the fullest extent permitted by Kentucky law. Under Kentucky law, a director, officer, employee, or agent may be indemnified for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in connection with that person's official capacity with the corporation. Indemnification against reasonable legal expenses in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. However, under no circumstances may a person be indemnified for any actions taken in bad faith.


Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit   Description

3.1 Amended and Restated Articles of Incorporation are incorporated by reference to Exhibits 3.1 and 4.1 to Quarterly Report on 10-QSB for the quarter ended June 30, 1996.

3.2 By-Laws are incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-KSB for its fiscal year ended
          December 31, 1995.

5         Opinion of Brown, Todd & Heyburn PLLC.

23.1 Consent of Brown, Todd & Heyburn PLLC is contained in their opinion filed as Exhibit 5 hereto.

23.2      Consent of Ernst & Young LLP.

24 Power of Attorney is contained in the Signature Page to this Registration Statement.

99        1988 Stock Option Plan is incorporated by reference to
          Exhibit 10.8 to the 1994 10-KSB.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 27th day of August, 1997.

                              STRATEGIA CORPORATION


                              By  /s/ Richard W. Smith
                                  Richard W. Smith, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Smith and James P. Buren, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature                Title                      Date


/s/ Richard W. Smith     President                  August 27, 1997
Richard W. Smith         (Principal Executive
                         Officer)
                         (Principal Financial
                         Officer)
                         (Principal Accounting
                         Officer)


/s/James P. Buren        Executive Vice President   August 27, 1997
James P. Buren           Technology,
                         Treasurer, and
                         Director


/s/John P. Snyder        Secretary and Director     August 27, 1997
John P. Snyder


/s/John A. Brenzel       Director                   August 27, 1997
John A. Brenzel




                            EXHIBIT INDEX


Exhibit
  No.          Description

3.1 Amended and Restated Articles of Incorporation are incorporated by reference to Exhibits 3.1 and 4.1 to Quarterly Report on 10-QSB for the quarter ended June 30, 1996.

3.2 By-Laws are incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-KSB for its fiscal year ended
          December 31, 1995.

5         Opinion of Brown, Todd & Heyburn PLLC.

23.1 Consent of Brown, Todd & Heyburn PLLC is contained in their opinion filed as Exhibit 5 hereto.

23.2      Consent of Ernst & Young LLP.

24 Power of Attorney is contained in the Signature Page to this Registration Statement.

99        1988 Stock Option Plan is incorporated by reference to
          Exhibit 10.8 to the 1994 10-KSB.